PRICING SUPPLEMENT NO. 146                                      Rule 424 (b)(3)
Dated: July 31, 1998                                         File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                      $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
                  WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 08/27/98   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 08/27/2018       CUSIP#: 073928 EJ 8

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)
-------------            --------                -------               --------

*                        N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **


Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate


Initial Interest Rate:                             Interest Payment Period:
Index Maturity:

 Spread (plus or minus):

-----------------------------

* Commencing August 27, 2000 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**    Semi-annually on the 27th, commencing 02/27/99.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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